EXHIBIT 23.3





INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. Registration No. 333-90370 of GrafTech International Ltd. (formerly UCAR International Inc.) on Form S-3 of our report dated February 20, 2002, appearing in the Registration Statement No. 333-87302 on Form S-4 for the year ended December 31, 2001.

     We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 3, 2003